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                                                                   Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-13936 and 33-46148) and the Registration Statement on Form S-8 (No. 33-26079) of Harcourt General, Inc. of our report dated January 28, 1997, except as to Note 17, which is as of March 12, 1997, relating to the consolidated financial statements of National Education Corporation, which is incorporated by reference into the Current Report on Form 8-K of Harcourt General, Inc. dated June 18, 1997.




/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP


Costa Mesa, California
June 18, 1997